Exhibit 99

NEWS RELEASE

[LOGO OF UNITEDHEALTH GROUP]

Contacts:	John S. Penshorn Director of Capital Markets Communications & Strategy 952-936-7214 Patrick J. Erlandson Chief Financial Officer 952-936-5901

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS RECORD

FIRST QUARTER NET EARNINGS OF $0.88 PER SHARE

• Revenues for First Quarter Exceeded $8 Billion, Up 17% • Operating Margin at 10.8% • Operating Cash Flows above $900 Million, Up 26% • Earnings Per Share Increased 35%

MINNEAPOLIS (April 15, 2004) – UnitedHealth Group (NYSE: UNH) achieved record results in the first quarter of 2004, reported Chairman and CEO William W. McGuire, M.D. First quarter results were driven by strong operating performance across the diversified family of UnitedHealth Group businesses and provide a basis for increasing the performance expectations for the balance of the year.

[LOGO OF UNITEDHEALTH GROUP]

Quarterly Financial Performance

	Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
Revenues	$8.14 billion	$7.52 billion	$6.98 billion
Earnings From Operations	$876 million	$810 million	$653 million
Operating Margin	10.8%	10.8%	9.4%

Customer Summary (People in Thousands, As of Period End)
Commercial Businesses	24,245	22,470	22,460
Governments	9,465	9,360	9,195
Consumers	1,190	1,190	335
Business-to-Business Partners	20,615	18,690	16,940

UnitedHealth Group Highlights

•	First quarter earnings per share of $0.88 increased 35 percent from $0.65 in the first quarter of 2003, and improved 5 cents or 6 percent from the fourth quarter of 2003.

•	First quarter consolidated net earnings increased to $554 million, up $151 million or 37 percent year-over-year and $47 million or 9 percent on a sequential quarter basis.

•	Consolidated revenues increased $1.2 billion or 17 percent year-over-year to exceed $8.1 billion, reflecting balanced growth across the Company’s business segments.

•	Operating costs were 16.2 percent of revenues in the first quarter, an improvement of 100 basis points from the first quarter of 2003 and 50 basis points from the fourth quarter of 2003.

•	Earnings from operations increased to $876 million in the first quarter, up $223 million or 34 percent over the prior year, and up $66 million or 8 percent sequentially.

•	Consolidated first quarter operating margin improved to 10.8 percent from 9.4 percent in first quarter 2003.

UnitedHealth Group Highlights – Continued

•	Excluding the AARP division of Ovations and the impact of a mid-quarter acquisition,

•	March 31, 2004 accounts receivable, at 5.5 days, represented the fifth consecutive quarter with accounts receivable below 6 days.

•	Medical costs days payable, at 68 days, were stable in the quarter and continued at the high end of the range over the past four years of 64 to 68 days.

•	Medical costs payable, excluding AARP, increased $684 million or 22 percent year-over-year, standing at $3.8 billion at March 31, 2004.

•	During the first quarter, the Company realized favorable development of $90 million in its estimates of medical costs incurred in 2003.

•	Cash flows from operations were $910 million for the first quarter, up 26 percent year-over-year. Adjusted for the $175 million payment due in the first quarter of 2004 that was received from the Centers for Medicare and Medicaid Services on December 31, 2003, cash flows from operations were $1.085 billion, up 25 percent year-over-year on a comparable basis.

•	The Company completed its acquisition of Mid Atlantic Medical Services, Inc. on February 10, 2004, significantly strengthening its capabilities and offerings for employers and consumers in the mid-Atlantic region of the country.

•	The Company repurchased 10.4 million shares at an average price of approximately $60 per share in the first quarter.

•	First quarter 2004 annualized return on equity was approximately 36 percent.

Closing Comment

“Our businesses produced strong results again this quarter as we continue to balance our performance around driving growth, sustaining and expanding operating margin and efficiently deploying capital. Our recent acquisitions are performing well, and our customers are responding with interest to our newest initiatives, ranging from clinical centers of excellence programs to cutting-edge digital ID card technology and health savings account product designs,” said Dr. McGuire.

“Based on our strong first quarter performance and favorable business prospects, we are increasing our outlook for full year 2004 earnings growth and now anticipate earnings of $3.75 to $3.78 per share, representing growth of approximately 26 percent to 28 percent over 2003.”

Business Description

UnitedHealth Group is a diversified health and well-being company that provides a broad spectrum of resources and services to help people improve their health and well-being through all stages of life. Consolidated UnitedHealth Group operating results include the operating performance of the Company’s four reportable business segments – Health Care Services (which includes the results of UnitedHealthcare, AmeriChoice and Ovations), Uniprise, Specialized Care Services and Ingenix.

Forward-Looking Statements

This news release may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Earnings Conference Call

As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern time today. UnitedHealth Group will host a live webcast of this conference call from the Company’s Web site (http://www.unitedhealthgroup.com). The conference call webcast is open to all interested parties.

[LOGO OF UNITEDHEALTH CARE A UNITEDHEALTH GROUP COMPANY]	[LOGO OF OVIATIONS A UNITEDHEALTH GROUP COMPANY]

[LOGO OF AMERICHOICE A UNITEDHEALTH GROUP COMPANY]

Business Description – Health Care Services

The Health Care Services segment consists of the UnitedHealthcare, AmeriChoice and Ovations business units. UnitedHealthcare coordinates network-based health and well-being services on behalf of local employers and consumers. AmeriChoice facilitates and manages health care services for state Medicaid programs and their beneficiaries. Ovations delivers health and well-being services to Americans over the age of 50, including the administration of supplemental health insurance coverage on behalf of AARP.

Quarterly Financial Performance

Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
Revenues	$7.05 billion	$6.46 billion	$6.01 billion
Earnings From Operations	$577 million	$523 million	$402 million
Operating Margin	8.2%	8.1%	6.7%

Key Developments for Health Care Services

•	Revenues for Health Care Services grew $1 billion or 17 percent year-over-year and $587 million or 9 percent sequentially to $7.1 billion in the first quarter of 2004.

•	First quarter Health Care Services operating earnings of $577 million increased $175 million or 44 percent year-over-year and $54 million or 10 percent sequentially.

•	First quarter operating margin of 8.2 percent expanded 150 basis points year-over-year and 10 basis points sequentially.

Key Developments for Health Care Services – Continued

•	First quarter revenues of $4.6 billion for UnitedHealthcare increased $812 million or 22 percent year-over-year.

•	UnitedHealthcare served 9.2 million people as of March 31, 2004, an increase of 1.4 million individuals or 19 percent year-over-year and 950,000 individuals or 11 percent in the first quarter of 2004.

•	UnitedHealthcare’s first quarter 2004 commercial medical care ratio of 79.3 percent was comparable to the 79.2 percent and 78.8 percent ratios in the third and fourth quarters of 2003, respectively, and down sharply from the comparable 81.5 percent ratio in the first quarter of 2003.

•	AmeriChoice first quarter revenues of $728 million increased $91 million or 14 percent year-over-year and $9 million or 1 percent from the fourth quarter of 2003.

•	AmeriChoice grew enrollment by 175,000 people or 17 percent year-over-year through internal growth and a market expansion into Michigan. In the first quarter of 2004, AmeriChoice increased enrollment by 115,000 individuals and now serves more than 1.2 million people.

•	Ovations reported record revenues of $1.7 billion in the first quarter, up $133 million or 8 percent year-over-year and $83 million or 5 percent from fourth quarter 2003.

•	During the first quarter, the Centers for Medicare and Medicaid Services approved Ovations for three separate prescription discount card offerings. One card will provide services to seniors in its Medicare Advantage program, another will be offered under the AARP Pharmacy Services brand name, and the third will align with a consortium of leading pharmaceutical manufacturers. Each of these is an important component in Ovations’ overall initiatives to provide cost-effective access to medications for seniors.

•	On behalf of the National Health Service in England, Ovations has performed predictive health risk assessments using sophisticated data tools for more than 190,000 people covered by nine primary care trusts and initiated care facilitation services for the highest risk patients.

[LOGO OF UNIPRISE A UNITEDHEALTH GROUP COMPANY]

Business Description

Uniprise delivers network-based health and well-being services, business-to-business transaction processing services, consumer connectivity, and technology support services to large employers and health plans, and provides health-related consumer financial transaction services.

Quarterly Financial Performance

Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
Revenues	$835 million	$785 million	$769 million
Earnings From Operations	$167 million	$151 million	$152 million
Operating Margin	20.0%	19.2%	19.8%

Key Developments

•	First quarter revenues of $835 million increased 9 percent and 6 percent over first quarter 2003 and fourth quarter 2003, respectively.

•	Uniprise provided services to 35 new multi-site employer customers in January 2004 and continued its traditional 98 percent client retention rate for January renewals.

•	Uniprise grew enrollment by 470,000 people on a net basis in the first quarter, and now directly serves approximately 9.5 million people in the national multi-location employer segment.

•	The combination of top-line growth and margin expansion drove first quarter Uniprise operating earnings to $167 million, an increase of $15 million or 10 percent year-over-year and $16 million or 11 percent on a sequential quarter basis.

•	The Uniprise operating margin of 20 percent expanded 20 basis points year-over-year and 80 basis points sequentially. Business growth and advances in customer service and overall operational quality, which improved productivity, contributed to the consistent and strong operating margin performance.

[LOGO OF SPECIALIZED CARE SERVICES

A UNITEDHEALTH GROUP COMPANY]

Business Description

Specialized Care Services offers a comprehensive array of specialized benefits, networks, services and resources to help consumers improve their health and well-being.

Quarterly Financial Performance

Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
Revenues	$554 million	$485 million	$454 million
Earnings From Operations	$113 million	$104 million	$88 million
Operating Margin	20.4%	21.4%	19.4%

Key Developments

•	First quarter revenues rose to $554 million, up $100 million or 22 percent year-over-year, and up $69 million or 14 percent from the fourth quarter of 2003, with strong customer growth across the portfolio of Specialized Care Services companies.

•	Specialized Care Services businesses have launched or are currently implementing new or regionally expanded service offerings on a wholesale basis for five additional business-to-business partners, including insurance carriers, health plans and other intermediaries.

•	HealthAllies, a recent addition to the Specialized Care Services segment, expanded the number of consumers served through its medical discount card and consumer support system by more than 400,000 individuals or 115% within the first quarter of 2004.

•	In the first quarter, operating earnings of $113 million increased $25 million or 28 percent year-over-year and $9 million or 9 percent sequentially.

•	The Specialized Care Services operating margin of 20.4 percent expanded 100 basis points from the first quarter of 2003 and was comparable to the full year 2003 operating margin of 20.5 percent.

[LOGO OF INGENIX

A UNITEDHEALTH GROUP COMPANY]

Business Description

Ingenix is an international leader in the field of health care data, analysis and application. Ingenix serves multiple health care market segments on a business-to-business basis, including pharmaceutical companies, health insurers and other payers, physicians and other health care providers, large employers and governments.

Quarterly Financial Performance

Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
Revenues	$140 million	$179 million	$121 million
Earnings From Operations	$19 million	$32 million	$11 million
Operating Margin	13.6%	17.9%	9.1%

Key Developments

•	Ingenix revenues increased $19 million or 16 percent year-over-year, positioning the business for another year of strong revenue growth. As expected, the calendar selling patterns of certain Ingenix products resulted in the traditional seasonal first quarter revenue decline from fourth quarter levels.

•	A diversified group of U.S., Japanese and European life sciences clients requiring clinical research services in the areas of urology, psychiatry, endocrinology and neurology executed 15 separate new agreements, each of which has a total contract value greater than $1 million, in first quarter 2004.

•	In the first quarter, four Fortune 200 companies purchased business intelligence software application packages that analyze key cost trends and drivers across the spectrum of health and related employee benefits on an enterprise basis.

•	Ingenix operating earnings increased $8 million or 73 percent year-over-year as operating margin increased to 13.6 percent or 450 basis points from first quarter 2003.

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UNITEDHEALTH GROUP

Earnings Release Schedules and Supplementary Information

Quarter Ended March 31, 2004

- Consolidated Statements of Operations

- Condensed Consolidated Balance Sheets

- Condensed Consolidated Statements of Cash Flows

- Segment Financial Information

- Customer Profile Summary

UNITEDHEALTH GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31,
	2004	2003
REVENUES
Premiums	$7,264	$6,148
Services	789	770
Investment and Other Income	91	57

Total Revenues	8,144	6,975

COSTS
Medical Costs	5,869	5,050
Operating Costs	1,317	1,199
Depreciation and Amortization	82	73

Total Costs	7,268	6,322

EARNINGS FROM OPERATIONS	876	653

Interest Expense	(24)	(23)

EARNINGS BEFORE INCOME TAXES	852	630

Provision for Income Taxes	(298)	(227)

NET EARNINGS	$554	$403

BASIC NET EARNINGS PER COMMON SHARE	$0.92	$0.68

DILUTED NET EARNINGS PER COMMON SHARE	$0.88	$0.65

Diluted Weighted-Average Common Shares Outstanding	630	623

UNITEDHEALTH GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Cash and Short-Term Investments	$2,930	$2,748
Accounts Receivable, net	873	745
Other Current Assets	2,641	2,627

Total Current Assets	6,444	6,120

Long-Term Investments	7,249	6,729
Other Long-Term Assets	7,159	4,785

Total Assets	$20,852	$17,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medical Costs Payable	$4,664	$4,152
Commercial Paper and Current Maturities of Long-Term Debt	150	229
Other Current Liabilities	4,325	4,387

Total Current Liabilities	9,139	8,768

Long-Term Debt, less current maturities	2,250	1,750
Future Policy Benefits for Life and Annuity Contracts	1,614	1,517
Deferred Income Taxes and Other Liabilities	622	471
Shareholders’ Equity	7,227	5,128

Total Liabilities and Shareholders’ Equity	$20,852	$17,634

The table below summarizes certain balance sheet data excluding AARP related amounts.

	March 31, 2004		December 31, 2003
Accounts Receivable, net	$501		$393
Other Current Assets	$691		$668
Other Current Liabilities	$2,897		$2,950
Medical Costs Payable	$3,770		$3,278
Days Medical Costs in Medical Costs Payable	68	(a)	68

(a)	For comparability purposes, amount excludes the impact of Mid-Atlantic Medical Services, Inc. (MAMSI), which was acquired on February 10, 2004. Including the impact of the MAMSI acquisition, Days Medical Costs in Medical Costs Payable was 70 days.

UNITEDHEALTH GROUP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Operating Activities
Net Earnings	$554	$403
Noncash Items:
Depreciation and amortization	82	73
Deferred income taxes and other	22	8
Net changes in operating assets and liabilities	252	241

Cash Flows From Operating Activities	910	725

Investing Activities
Cash paid for acquisitions, net of cash assumed	(527)	(6)
Purchases of property, equipment and capitalized software	(83)	(92)
Net sales and maturities/(purchases) of investments	217	427

Cash Flows (Used For) From Investing Activities	(393)	329

Financing Activities
Common stock repurchases	(627)	(496)
Net change in commercial paper and debt	421	41
Other, net	141	73

Cash Flows Used For Financing Activities	(65)	(382)

Increase in cash and cash equivalents	452	672
Cash and cash equivalents, beginning of period	2,262	1,130

Cash and cash equivalents, end of period	$2,714	$1,802

Supplemental Schedule of Noncash Investing Activities:
Common Stock Issued for Acquisitions	$1,932

UNITEDHEALTH GROUP

SEGMENT FINANCIAL INFORMATION

(in millions)

(unaudited)

REVENUES

	Three Months Ended March 31,
	2004	2003
UnitedHealthcare	$4,579	$3,767
Ovations	1,743	1,610
AmeriChoice	728	637

Health Care Services	7,050	6,014
Uniprise	835	769
Specialized Care Services	554	454
Ingenix	140	121
Corporate and eliminations	(435)	(383)

Total Consolidated	$8,144	$6,975

EARNINGS FROM OPERATIONS

	Three Months Ended March 31,
	2004	2003
Health Care Services	$577	$402
Uniprise	167	152
Specialized Care Services	113	88
Ingenix	19	11

Total Consolidated	$876	$653

UNITEDHEALTH GROUP

CUSTOMER PROFILE SUMMARY

(in thousands)

(unaudited)

Customer Category	March 2004		December 2003	March 2003	December 2002
Commercial Businesses
Risk-based	9,370		8,900	8,715	8,285
Fee-based and other	14,875		13,570	13,745	12,825

Governments
Federal	4,130		4,325	4,485	4,525
State and municipal	5,335		5,035	4,710	5,025

Consumers	1,190		1,190	335	305

Business-to-Business Partners	20,615		18,690	16,940	16,755

Grand Total	55,515		51,710	48,930	47,720

Supplemental Franchise Profile - Health Care Services and Uniprise	March 2004		December 2003	March 2003	December 2002
Health Care Services:
Risk-based commercial	6,200	(a)	5,400	4,995	5,070
Fee-based commercial	3,045	(a)	2,895	2,805	2,715
Medicare	235		230	225	225
Medicaid	1,220		1,105	1,045	1,030

Total Health Care Services	10,700		9,630	9,070	9,040

Uniprise	9,530	(a)	9,060	9,315	8,640

(a)	Includes 920,000 risk-based commercial, 90,000 fee-based commercial and 50,000 Uniprise individuals served in connection with the acquisitions of Mid-Atlantic Medical Services, Inc. and Touchpoint Health Plan, Inc. in the first quarter of 2004.